Exhibit 99.1

                       DRI Corporation Announces Order for
                               Mobitec(R) Products


     -- Order Valued at Up to $840,000 USD

     -- Products Destined for New Bus Vehicles in Germany and Turkey


     DALLAS--(BUSINESS WIRE)--August 6, 2007--DRI Corporation (DRI) (Nasdaq:TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that its Mobitec GmbH operation in Germany has received an order for Mobitec(R) electronic destination sign systems valued at up to $840,000 USD.

     "An existing customer, OBB (Austrian Postbus) of Austria, has purchased Mobitec(R) electronic destination sign systems on behalf of bus vehicle manufacturers in Germany and Turkey. We anticipate that delivery will conclude in fourth quarter 2007. Our international business growth through Mobitec has been remarkable; this underscores our outlook that 2007 will be a year of reported profit for DRI. We remain optimistic that the international market holds significant growth opportunity for the Company," David L. Turney, the Company's Chairman, President, and Chief Executive Officer, said.

     ABOUT MOBITEC AB

     A premier supplier of electronic destination sign systems in the Nordic markets, the Company's Mobitec AB subsidiary is highly respected for its products, technology, service, and quality. Based in Herrljunga, Sweden, Mobitec AB has business units in Australia and Germany, as well as a joint venture in Brazil and a recently announced joint venture startup in India.

     ABOUT THE COMPANY

     DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

     FORWARD-LOOKING STATEMENTS

     This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements concerning the timing and amount of the Mobitec(R) order or its expected delivery and installation dates; our belief that this order fits in with achieving our 2007 strategic goals and profit forecast; and our belief that the international market represents a significant growth opportunity for our products and services; as well as any statement, express or implied, concerning future events or expectations or which use words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc. These forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties about the assumptions behind the Mobitec(R) orders, delivery and installation; risk that this order may not significantly contribute to our 2007 strategic goals and profit forecast; and risk that we have overestimated the growth potential for our products and services in the international market; as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.


     CONTACT: Veronica B. Marks
              Manager, Corporate Communications
              DRI Corporation
              Phone: (214) 378-4776
              Fax: (214) 378-8437
              E-Mail: veronicam@digrec.com